UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas		77077-4760
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2017, RigNet, Inc. (the “Company”), entered into a lease agreement (the “Lease”) with Park 10 Tenant LLC (the “Landlord”) pursuant to which the Company will lease approximately 28,808 square feet of space located at 15115 Park Row Boulevard, Houston, Texas (the “Premises”). The Premises will replace the Company’s current headquarters.

The Lease provides for a term of ninety-six (96) months, commencing on July 1, 2017 and expiring on June 30, 2025, with a monthly basic rent range from $36,010 to $43,212 per month. In addition, the Company has the option to renew the Lease for either one ten (10) year period or two (2) periods of five (5) years each.

The Company expects to complete the move of its corporate headquarters by July 2017.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit in the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: January 30, 2017	By:	/s/ Charles E. Schneider
	Name:	Charles E. Schneider
	Title:	Senior Vice President & Chief Financial Officer